UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2013

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Offices; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

Appointment of William A. Nurthen as Chief Financial Officer

On November 19, 2013, the Company appointed William A. Nurthen as the Company’s Chief Financial Officer, commencing on November 29, 2013.  Mr. Nurthen, age 40, has served as Chief Financial Officer of Cabrera Capital Markets, LLC, an investment bank and full service institutional brokerage firm, since January 2011.  From July 2008 to January 2011, Mr. Nurthen was Chief Financial Officer of BioLytical Laboratories Inc., a medical diagnostics firm.  From 1999 to December 2007, he served in positions of increasing responsibility, including Chief Financial Officer, of Inforte Corp., a CRM, business intelligence and analytics consulting firm.  Mr. Nurthen currently serves as an advisory board member of Sakonent Partners LLC, a CRM consulting firm.

In connection with his employment, on November 19, 2013, the Company entered into an Employment Agreement and a Change of Control Agreement with Mr. Nurthen, each dated as of November 15, 2013.  The term of Mr. Nurthen’s employment under the Employment Agreement is for an indefinite period and may be terminated by either party at any time and for any reason or for no reason upon written notice to the other party.  The Employment Agreement provides that Mr. Nurthen will receive an annual salary of $225,000, subject to annual review by the Company’s President and/or Chief Executive Officer.  Mr. Nurthen will be eligible to participate in the Company’s Management Incentive Bonus Plan as determined from time to time by the Compensation Committee, under which the annualized amount he would currently be eligible to receive if 100% of plan targets were met would be $75,000.  He will also be entitled to participate in the Company’s Long-Term Equity Bonus Plan, and to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.

In the event that Mr. Nurthen is terminated without “cause” (as defined in the Employment Agreement) or in connection with Mr. Nurthen’s death or disability, or if Mr. Nurthen resigns his employment with the Company for “good reason” (as defined in the Employment Agreement), the Employment Agreement provides that Mr. Nurthen will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event of a termination without cause or for good reason, Mr. Nurthen will be entitled (contingent upon his execution of a severance agreement) to receive his base salary as then in effect for nine months following the effective date of the termination and a pro rated bonus payment.  If Mr. Nurthen is terminated for “cause” or if he resigns his employment with the Company without good reason, he will have the right to receive any unpaid base salary with respect to the period prior to the date of termination and any earned but unpaid bonus due to him as of the effective date of termination.  The Employment Agreement also contains customary confidentiality, non-competition, non-solicitation and other provisions.

In connection with the commencement of his employment, Mr. Nurthen will also receive a signing bonus of $10,000, subject to prorated reimbursement if Mr. Nurthen’s employment would be terminated for any reason prior to his one-year anniversary, as well as $1,500 per month for temporary living expenses, not including meals and other incidentals, for up to six months.  Mr. Nurthen will receive options to purchase 75,000 shares of the Company’s common stock, subject to shareholder approval of additional funding of the Company’s 2010 Equity Incentive Plan at the 2014 Annual Meeting of Shareholders.  The options will vest on an annual basis in four equal installments commencing on July 31, 2014.

Under the Change of Control Agreement, Mr. Nurthen will receive his full base salary through the date of termination and severance benefits equal to two times the sum of his salary and targeted bonus, medical and dental plan continuation for two years, and acceleration and immediate vesting of his stock options if, within two years following a “Change of Control,” his employment is terminated without “cause” or by the executive for “good reason,” as such terms are defined in the Change of Control Agreement.

The foregoing descriptions of the Employment Agreement and the Change of Control Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Employment Agreement and the Change of Control Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Separation from Service of Darin R. Janecek

On November 18, 2013 (the “Separation Date”), Darin R. Janecek, Vice President of Finance and Chief Financial Officer of ARI Network Services, Inc. (the “Company”), separated from service in all of his positions with the Company and its subsidiaries.  In connection with the separation, on November 22, 2013, the Company entered into a Separation Agreement with Mr. Janecek.  Under the Separation Agreement, Mr. Janecek will receive his regular base wages through the Separation Date and payment for any accrued vacation that remained unused as of the Separation Date.  If approved by the Compensation Committee of the Company’s Board of Directors, Mr. Janecek will also receive the bonus, if any, earned by him for the first quarter of fiscal year 2014, at the same time as first-quarter bonus payments are made to other officers of the Company.  The Separation Agreement is subject to a customary revocation period of seven calendar days.  If Mr. Janecek does not exercise his revocation rights under the Separation Agreement, and in consideration of certain undertakings made by Mr. Janecek in the Separation Agreement, the Company will pay him as severance an amount equal to 24 weeks of his regular base wages, payable in equal installments in accordance with the Company’s regular payroll practices and subject to normal deductions for income and employment taxes; and he will be permitted to exercise his previously vested options to purchase 77,500 shares of the Company’s common stock until February 14, 2014.  Unvested options held by Mr. Janecek as of the Separation Date were forfeited as of the Separation Date and are not exercisable.

The Separation Agreement contains customary releases, undertakings and confidentiality and non-solicitation provisions; a two-year non-compete provision; and other customary conditions and representations.  The Separation Agreement supersedes all prior agreements between the Company and Mr. Janecek, including, without limitation, the Employment Agreement between the Company and Mr. Janecek dated as of November 10, 2010.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Separation Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between William A. Nurthen and ARI Network Services, Inc.

10.2	Change of Control Agreement between ARI Network Services, Inc. and William A. Nurthen

10.3	Separation Agreement by and between ARI Network Services, Inc. and Darin R. Janecek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 22, 2013

ARI NETWORK SERVICES, INC.

By:

/s/ Roy W. Olivier

Roy W. Olivier
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between William A. Nurthen and ARI Network Services, Inc.

10.2	Change of Control Agreement between ARI Network Services, Inc. and William A. Nurthen

10.3	Separation Agreement by and between ARI Network Services, Inc. and Darin R. Janecek